As filed with the Securities and Exchange Commission on April 13, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Jaguar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2956775 (I.R.S. Employer Identification No.)

200 Pine Street, Suite 400
San Francisco, California 94104
(Address of principal executive office) (Zip Code)

2014 Stock Incentive Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke	Jeffrey G. Aromatorio
Reed Smith LLP	Reed Smith LLP
101 Second Street, Suite 1800	Reed Smith Centre, 225 Fifth Avenue
San Francisco, California 94105	Pittsburgh, PA 15222
(415) 543-8700	(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Registrant”), relating to 2,417,660 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees, consultants, and non-employee directors of the Registrant under the Registrant’s 2014 Stock Incentive Plan (the “Plan”), which Common Stock is in addition to (a) the 105 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 18, 2015 (File No. 333-204280), (b) the 543 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 23, 2016 (File No. 333-215303), (c) the 2,152 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 14, 2017 (File No. 333-219939), (d) the 233 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 18, 2018 (File No. 333-225057), (e) the 1,558,303 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 24, 2020 (File No. 333-237816), and (f) 1,900,372 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 28, 2021 (File No. 333-256626) (collectively, the “Prior Registration Statements”). All of the share amounts presented herein reflect the 15-to-1 reverse stock split effective June 1, 2018, the 70-to-1 reverse stock split effective June 7, 2019 and the 3-to-1 reverse stock split effective September 8, 2021.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of Registrant filed with the Securities and Exchange Commission (File No. 001-36714) are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022;

(b)	Registrant’s Current Reports on Form 8-K filed on February 2, 2022, February 14, 2022, February 18, 2022, March 2, 2022, March 15, 2022, March 18, 2022 and April 1, 2022;

(c)	Registrant’s definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders filed on April 13, 2021 and May 17, 2021; and

(c)	The description of our common stock filed as Exhibit 4.26 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the Signature Pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of April, 2022.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and Carol Lizak, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte	Chief Executive Officer, President, and Director
Lisa A. Conte	(Principal Executive Officer)	April 13, 2022

/s/ Carol Lizak	Chief Financial Officer and Treasurer (Principal
Carol Lizak	Financial and Accounting Officer)	April 13, 2022

/s/ James J. Bochnowski	Chairman of the Board of Directors	April 13, 2022
James J. Bochnowski

/s/ Greg J. Divis	Director	April 13, 2022
Greg J. Divis

/s/ John Micek III	Director	April 13, 2022
John Micek III

/s/ Jonathan B. Siegel	Director	April 13, 2022
Jonathan B. Siegel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).
5.1	Opinion of Reed Smith LLP.
23.1	Consent of RBSM LLP, independent registered accounting firm.
23.2	Consent of Mayer Hoffman McCann P.C., independent registered accounting firm.
23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
99.1	Jaguar Health, Inc. 2014 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 3, 2020.
107	Filing Fee Table

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